EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Third Quarter Diluted Net Income of $0.67 per Unit; Declares a $0.67 per Unit Cash Distribution

New York, NY, October 29, 2009 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended September 30, 2009.

AllianceBernstein Holding (The Publicly-Traded Partnership):

•	Diluted net income per Unit for the quarter ended September 30, 2009 was $0.67, a decrease of 8% from $0.73 for the same period in 2008.

•
Distribution per Unit for the third quarter of 2009 will be $0.67, an increase of 12% from $0.60 for the same period in 2008.  The distribution is payable on November 19, 2009 to holders of record of AllianceBernstein Holding Units at the close of business on November 9, 2009.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at September 30, 2009 were $498 billion, a 16% decrease from a year ago, due to equity market depreciation and substantial net outflows.

•
Net outflows for the three months ended September 30, 2009 were $13 billion, consisting of Institutional net outflows of $10 billion, Retail net outflows of $2 billion and Private Client net outflows of $1 billion.

“Global capital markets continued to improve in the third quarter of 2009, with strong absolute returns in both equity and credit, and the majority of AllianceBernstein’s investment services outperformed their benchmarks and/or peer averages.  Our Fixed Income services reflected markedly strong relative performance with many of our retail services outperforming peer averages for 2009 as well as in one-, three-, five- and ten-year comparisons.  In addition, many of our institutional services outperformed their benchmarks.  Value equity services also continued to outperform, and a strong 2009 has significantly improved one-year performance comparisons. Notably, those services which emphasize our best research ideas, which we call Strategic Value, have materially outperformed their benchmarks.  Although some institutional Growth equity services underperformed for the quarter, US Large-Cap Growth continued to outperform and most retail Growth services outperformed their peer averages” said Peter S. Kraus, Chairman and Chief Executive Officer.

“Although down 16% compared to September 30, 2008, assets under management increased by $51 billion, or 11%, compared to the second quarter of 2009, as positive investment returns were partially offset by sequentially lower net outflows.  Total net outflows for the quarter were $13 billion, a decline of 46% from $24 billion for the second quarter of 2009, with more than one-half of third quarter’s outflows occurring in the month of July.  Outflows slowed in all three distribution channels, most notably in the Institutional channel where outflows declined to $10 billion for the third quarter of 2009 from $19 billion for the second quarter.  Our pipeline of won but unfunded Institutional mandates increased by 20% sequentially to $3.4 billion.

“Advisory fee revenues declined by $229 million year-over-year, or 32%, reflecting the impact of lower assets under management.  Investment gains were $107 million in the current quarter, including $71 million of gains on investments related to employee deferred compensation, with the balance comprised primarily of a significant gain in our venture capital fund.  This compares favorably to investment losses of $132 million in the prior-year quarter, primarily from investments related to employee deferred compensation.

“While Institutional Research Services revenues decreased 12% compared to the prior year’s record quarter, they were flat sequentially. During the quarter, Bernstein Research received its best-ever recognition in the annual Institutional Investor All America survey, placing 4th on a weighted basis.  The survey recognized every Bernstein Research analyst who has been publishing since the first quarter of 2009, ranking our analysts #1 in 10 sectors and among the top three in 21 sectors.

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“Operating expenses declined $7 million, or 1%, compared to the prior-year quarter.  Employee compensation and benefits increased $7 million, or 2%, as a $68 million increase in deferred compensation expense, the result of current quarter gains on employee deferred compensation investments compared to losses in the prior-year quarter, was largely offset by lower salaries, commissions and other compensation expenses.  Promotion and servicing expenses declined by $29 million, or 21%, due principally to lower distribution plan expenses.  General and administrative expenses increased $16 million, or 14%, compared to the third quarter of 2008, as foreign exchange gains and lower technology and occupancy expenses partially offset the impact of a significant insurance reimbursement in the prior-year quarter.

“Net income attributable to AllianceBernstein Unitholders fell 9% when compared to the third quarter of 2008, as the 11% decrease in operating income was partially offset by higher non-operating income from the recognition of a $10 million contingent payment related to the 2005 sale of our cash management business and by lower income taxes.  Operating margin declined to 24.4% from 28.8% in the third quarter of 2008 but increased from 18.3% in the second quarter of 2009.  Diluted net income per Unit for the publicly-traded partnership fell 8% to $0.67 from $0.73 in the prior-year quarter.  The $0.67 distribution per Unit represents a 12% increase compared to the prior-year quarter, however, as the insurance reimbursement was excluded from that quarter’s cash distribution.

“We believe that the rise in the global capital markets reflects a rational adjustment to accumulating evidence that global economies have steadied. Indeed, the economic data is finally beginning to actually be “good” instead of just “not as bad”, exemplified by the recently announced 8% increase in global industrial production for the three months ending July and a movement in the ISM survey to over 50.  We anticipate improvements to continue and for the global economy to show moderate growth in 2010.  Nonetheless, risks remain, such as tight credit and depressed consumer spending.  This combination of improving news with continuing risks has resulted in declining but still high risk aversion among investors.  As such, most asset classes are quite attractive relative to the perceived safety of government debt. While equity markets appear fairly valued based on 2009 earnings expectations and forecasted growth for 2010, further growth in equity markets will be based on companies’ abilities to sustain their current earnings growth into the latter part of 2010 and 2011. Additionally, there exists substantial opportunity for active asset managers to create alpha, as investors discriminate between the companies likely to be winners or losers in the unfolding economic environment. In fixed income, spreads have narrowed significantly, but remain above long-term averages. As such, we still see the potential for above-average returns in non-government bonds.

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“The third quarter of 2009 showed the beneficial impact of strong investment performance as net outflows fell by nearly 50% sequentially.  Continuing strong investment performance is paramount to a resumption in organic growth in assets under management.  Recent financial results have begun to demonstrate the leverage inherent in our business model, which will increase should our assets under management and revenues continue to grow and our lower expense base remains stable,” concluded Mr. Kraus.

THIRD QUARTER 2009 EARNINGS CONFERENCE CALL INFORMATION

AllianceBernstein’s management will review third quarter 2009 financial and operating results on Thursday, October 29, 2009 during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer and Robert H. Joseph, Jr., Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 34279638.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of third quarter 2009 financial results on October 29, 2009.

A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EDT) on October 29, 2009 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 34279638.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently at 35%.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At September 30, 2009, AllianceBernstein Holding L.P. owned approximately 34.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.1% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our backlog of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
Our expectation that the global economy will grow modestly in 2010: The extent to which global economies may have recently stabilized is not necessarily indicative of future growth. Global economies face significant obstacles to sustained future growth. The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

•
Our expectation that the leverage in our business model will increase should our assets under management and revenues continue to grow and our lower expense base remains stable: Unanticipated events and factors, including strategic initiatives, may cause us to expand our expense base, thus limiting the extent to which we benefit from any positive leverage in future periods. Growth in our revenues will depend on the level of our assets under management, which in turn depends on factors such as the actual performance of the capital markets, the performance of our investment products and other factors beyond our control.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
SEPTEMBER 30, 2009
(unaudited, $ thousands)

	Three Months Ended
	9/30/09	9/30/08
Revenues:
Investment Advisory & Services Fees	$484,098	$713,229
Distribution Revenues	73,779	96,711
Institutional Research Services	109,321	124,854
Dividend and Interest Income	4,966	18,937
Investment Gains (Losses)	106,680	(131,920)
Other Revenues	27,946	28,230
Total Revenues	806,790	850,041
Less: Interest Expense	776	9,050
Net Revenues	806,014	840,991

Expenses:
Employee Compensation & Benefits	335,898	328,614
Promotion & Servicing
Distribution Plan Payments	55,155	69,994
Amortization of Deferred Sales Commissions	13,362	19,324
Other	42,059	50,013
General & Administrative	130,142	114,333
Interest on Borrowings	491	2,117
Amortization of Intangible Assets	5,437	5,179
	582,544	589,574

Operating Income	223,470	251,417
Non-Operating Income	16,869	4,921
Income Before Income Taxes	240,339	256,338
Income Taxes	13,844	27,258
Net Income	226,495	229,080
Net Income in Consolidated Entities attributable to Non-Controlling Interests	(27,154)	(9,551)

Net Income attributable to AllianceBernstein Unitholders	$199,341	$219,529

Operating Margin(1)	24.4%	28.8%

(1) "Operating Margin" = (Operating Income + Net Income attributable to Non-Controlling Interests)/Net Revenues.

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY-TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	9/30/09	9/30/08

Equity in Net Income attributable to AllianceBernstein Unitholders	$68,723	$72,936

Income Taxes	6,193	8,575

NET INCOME	62,530	64,361

Additional Equity in Earnings of Operating
Partnership (1)	306	251

NET INCOME - Diluted (2)	$62,836	$64,612

DILUTED NET INCOME PER UNIT	$0.67	$0.73

DISTRIBUTION PER UNIT (3)	$0.67	$0.60

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.
(3) Third quarter 2008 excludes insurance reimbursement received in that quarter.

ALLIANCEBERNSTEIN L.P. AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
SEPTEMBER 30, 2009

		Weighted Average Units
		Three Months Ended
	Period End
	Units	Basic	Diluted

AllianceBernstein L.P.	266,146,832	266,051,125	266,685,861

AllianceBernstein Holding	92,752,989	92,657,282	93,292,018

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED SEPTEMBER 30, 2009
($ billions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period	$277.8	$102.6	$66.6	$447.0

Sales/New accounts	5.3	5.9	2.0	13.2
Redemptions/Terminations	(12.5)	(5.9)	(1.5)	(19.9)
Cash flow	(2.8)	(1.6)	(1.4)	(5.8)
Unreinvested dividends	-	(0.3)	(0.1)	(0.4)
Net outflows	(10.0)	(1.9)	(1.0)	(12.9)

Investment Performance	39.7	16.0	8.0	63.7

End of Period	$307.5	$116.7	$73.6	$497.8

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT SEPTEMBER 30, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$158.9	$84.2	$71.6	$314.7
Non-U.S. Clients	148.6	32.5	2.0	183.1
Total	$307.5	$116.7	$73.6	$497.8

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT SEPTEMBER 30, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$19.9	$11.3	$14.1	$45.3
Global & International	91.8	26.8	11.8	130.4
	111.7	38.1	25.9	175.7
Growth
U.S.	17.3	9.1	9.9	36.3
Global & International	36.3	13.8	6.9	57.0
	53.6	22.9	16.8	93.3

Total Equity	165.3	61.0	42.7	269.0

Fixed Income:
U.S.	71.7	9.8	30.3	111.8
Global & International	54.8	28.7	0.6	84.1
	126.5	38.5	30.9	195.9

Other:(1)
U.S.	8.3	14.4	-	22.7
Global & International	7.4	2.8	-	10.2
	15.7	17.2	-	32.9

Total:
U.S.	117.2	44.6	54.3	216.1
Global & International	190.3	72.1	19.3	281.7
	$307.5	$116.7	$73.6	$497.8

(1) Includes Index, Structured and Asset Allocation services.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	9/30/09	9/30/08	9/30/09	9/30/08

Ending Assets Under Management	$497.8	$589.6	$497.8	$589.6

Average Assets Under Management	$473.9	$669.2	$462.2	$749.3

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